UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 1, 2013

LEE ENTERPRISES, INCORPORATED

(Exact name of Registrant as specified in its charter)

Commission File Number 1-6227

Delaware	42-0823980
(State of Incorporation)	(I.R.S. Employer Identification No.)

201 N. Harrison Street, Davenport, Iowa 52801

(Address of Principal Executive Offices)

(563) 383-2100

Registrant’s telephone number, including area code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry Into a Material Definitive Agreement.

On May 1, 2013, Lee Enterprises, Incorporated (the “Company”) completed its agreements with Berkshire Hathaway Inc. to refinance $94 million of long-term debt known as the Pulitzer Notes (the “2012 Pulitzer Notes”). Certain of the Company’s subsidiaries entered into a new Note Agreement dated as of May 1, 2013 and issued a new note thereunder (the “New Pulitzer Note Agreement” and the “New Pulitzer Notes”, respectively) by and among St. Louis Post-Dispatch LLC (“PD LLC”), Pulitzer Inc. (“Pulitzer”) and BH Finance LLC (the “Noteholder”), a subsidiary of Berkshire Hathaway Inc.

Pulitzer is a co-borrower under the New Pulitzer Notes. As a result, the New Pulitzer Note Agreement eliminates the Guaranty Agreement dated as of January 30, 2012 made by Pulitzer under which Pulitzer was a guarantor of the 2012 Pulitzer Notes.

The New Pulitzer Notes bear interest at a fixed rate of 9.0%, payable quarterly, and extend the maturity from December 2015 to April 2017.

The Company may voluntarily prepay principal amounts outstanding under the New Pulitzer Notes at any time, in whole or in part, without premium or penalty (except as noted below), upon proper notice, and subject to certain limitations as to minimum amounts of prepayments. The New Pulitzer Notes provide for mandatory scheduled prepayments totaling $6,400,000 annually, beginning in the 2014 fiscal year.

In addition to the scheduled payments, the Company is required to make mandatory prepayments under the New Pulitzer Notes under certain other conditions, such as from the net proceeds from asset sales. The New Pulitzer Notes also require the Company to accelerate future payments in the amount of the Company’s quarterly excess cash flow, as defined in the New Pulitzer Note Agreement. The acceleration of such payments due to future asset sales or excess cash flow does not change the due dates of other New Pulitzer Notes payments prior to the final maturity in April 2017.

The New Pulitzer Notes are subject to a 5% redemption premium if 100% of the remaining balance of the New Pulitzer Notes is again refinanced by lenders, the majority of which are not holders of the New Pulitzer Notes at the time of such refinancing. This redemption premium is not otherwise applicable to any of the types of payments noted above.

The New Pulitzer Notes contain certain covenants and conditions, including the maintenance, by Pulitzer and its subsidiaries, of a minimum trailing 12 month consolidated EBITDA (minimum of $25,200,000 for the fiscal quarter ending June 2013), as described in the New Pulitzer Notes Agreement, and limitations on capital expenditures and the incurrence of other debt.

Further, the New Pulitzer Notes contain covenants which impose limitations and restrictions on distributions, loans, advances, investments, acquisitions, dispositions and mergers. Such covenants also require that substantially all future cash flows of Pulitzer are required to be directed first toward repayment of the New Pulitzer Notes or accumulation of cash collateral, and require that cash flows of Pulitzer are largely segregated from those of the Company’s existing and future subsidiaries (other than Pulitzer and its existing and future subsidiaries).

The refinancing of the 2012 Pulitzer Notes with the New Pulitzer Notes will result in the acceleration of $1,565,000 of the present value adjustment under the 2012 Pulitzer Notes, which will be partially offset by eliminating deferred interest expense of $1,189,000, the net amount of which will be recognized in the 13 weeks ending June 30, 2013. Expenses related to the issuance of the New Pulitzer Notes will be treated as debt issuance costs and capitalized and amortized through April 2017.

The New Pulitzer Notes are unconditionally guaranteed on a joint and several basis by Pulitzer’s existing and future subsidiaries excluding PD LLC and TNI Partners (“TNI”), pursuant to the Subsidiary Guaranty Agreement dated as of May 1, 2013 (the “New Pulitzer Subsidiary Guaranty”), in favor of the Noteholder. Star Publishing Company, an indirect subsidiary of the Company, has a 50% interest in TNI in Tucson, Arizona. TNI Partners publishes the Arizona Daily Star and azstarnet.com.

On May 1, 2013, Pulitzer, certain of its subsidiaries and PD LLC (collectively, the “Pulitzer Assignors”) entered into a Security Agreement dated as of May 1, 2013 (the “New Pulitzer Security Agreement”) with The Bank of New York Mellon Trust Company, N.A., as Collateral Agent (the “Collateral Agent”). Under the New Pulitzer Security Agreement, the Pulitzer Assignors granted a first priority security interest to the Collateral Agent, for the benefit of the Noteholder, on substantially all of their tangible and intangible assets, excluding assets of Star Publishing Company leased to, or used in the operations or business of, TNI.

Also, under the New Pulitzer Note Agreement, PD LLC, together with STL Distribution Services, LLC, and PD LLC separately, granted to the Collateral Agent, for the benefit of the Noteholder, deeds of trust covering certain real estate and improvements in the St. Louis area, as collateral for the payment and performance of Pulitzer’s and PD LLC’s obligations under the New Pulitzer Notes.

On May 1, 2013, certain of the Company’s subsidiaries entered into a Pledge Agreement (the “New Pulitzer Pledge Agreement”) by and among Pulitzer, PD LLC, Pulitzer Newspapers, Inc., Pulitzer Technologies, Inc., Star Publishing Company and the Collateral Agent. The New Pulitzer Notes are also secured by first priority security interests in the stock and other equity interests owned by Pulitzer’s subsidiaries, including the pledge by Star Publishing Company to the Collateral Agent, for the benefit of the Noteholder, of a first priority lien on Star Publishing Company’s 50% interest in TNI, as collateral (consisting of 50% of the total partnership interests in TNI (the “TNI Interest”)).

On May 1, 2013, the Company entered into the First Amendment to Credit Agreement (“First Amendment to 1st Lien Credit Agreement”) by and among the Lenders from time to time party thereto (the “1st Lien Lenders”), and Deutsche Bank Trust Company Americas, as Administrative Agent and Collateral Agent. The First Amendment to 1st Lien Credit Agreement, among other things, permits (a) the grant for the benefit of the Noteholder of a first priority lien on the TNI Interest, and (b) the grant for the benefit of the 2nd Lien Lenders (as defined and described below) of a second priority lien on the TNI Interest. Also, it amends certain other provisions and definitions related thereto.

On May 1, 2013, the Company entered into the First Amendment to Credit Agreement (“First Amendment to 2nd Lien Credit Agreement”) by and among the Lenders from time to time party thereto (the “2nd Lien Lenders”), and Wilmington Trust, National Association, as Administrative Agent and Collateral Agent. The First Amendment to 2nd Lien Credit Agreement, among other things, establishes and confirms a second priority lien on the TNI Interest for the benefit of the 2nd Lien Lenders, and amends certain other provisions and definitions related thereto.

The 1st Lien Credit Agreement, as amended, the 2nd Lien Credit Agreement, as amended, and the New Pulitzer Note Agreement contain cross-default provisions tied to each of the various agreements. Intercreditor agreements and an intercompany subordination agreement are in effect, including the Intercreditor Agreement dated as of January 30, 2012 by and among the Collateral Agent, Wilmington Trust, National Association, as Collateral Agent for the 2nd Lien Lenders, Pulitzer, PD LLC and certain subsidiaries of Pulitzer (“2012 Pulitzer Intercreditor Agreement”).

On May 1, 2013, the Company entered into the First Amendment to Intercreditor Agreement (“First Amendment to Intercreditor Agreement”) by and among the Collateral Agent, Wilmington Trust, National Association, as Collateral Agent for the 2nd Lien Lenders, PD LLC, Pulitzer, and certain subsidiaries of Pulitzer. It establishes and confirms that the indebtedness issued under the New Pulitzer Note Agreement constitutes first priority obligations under the 2012 Pulitzer Intercreditor Agreement, and amends certain other provisions and definitions related thereto.

The foregoing summary descriptions of the New Pulitzer Notes do not purport to be complete and are qualified in their entirety by reference to the New Pulitzer Note Agreement, New Pulitzer Subsidiary Guaranty, New Pulitzer Security Agreement, New Pulitzer Pledge Agreement, First Amendment to 1st Lien Credit Agreement, First Amendment to 2nd Lien Credit Agreement and First Amendment to Intercreditor Agreement, which are filed as Exhibits 10.1, 10.2, 10.3, 10.4, 10.5, 10.6 and 10.7, respectively, to this Current Report on Form 8-K and are incorporated herein by reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth above in Item 1.01 “Entry into a Material Definitive Agreement” with respect to New Pulitzer Notes is incorporated by reference in this Item 2.03.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 2, 2013, the Company’s Board of Directors elected Kevin D. Mowbray, Vice President – Publishing and Publisher of the St. Louis Post-Dispatch, to the position of Vice President and Chief Operating Officer of the Company. Effective immediately, Mr. Mowbray, 51, will oversee all of the Company’s newspapers and digital operations in 22 states. He was elected a Vice President - Publishing for the Company in 2004 and named Publisher of the St. Louis Post-Dispatch in 2006. Additional information about Mr. Mowbray’s experience may be found in the Company’s News Release dated May 2, 2013, which is attached hereto as Exhibit 99.1 and incorporated herein by reference.

The Company has appointed a successor to fill Mr. Mowbray’s position as Publisher of the St. Louis Post-Dispatch.

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On May 2, 2013, the Company amended its Amended and Restated By-Laws (the “Amended By-Laws”). A copy of the Amended By-Laws, effective May 2, 2013 (“Effective Date”), is attached as Exhibit 3.1. The Amended By-Laws are similar in all material respects to the Company’s previous Amended and Restated By-Laws as in effect immediately prior to the Effective Date, with the following material changes:

•

Article IV, Section 1 of the Amended By-Laws provides additional titles of Vice President that the Board of Directors may elect and authorizes the Board of Directors to designate a Chief Operating Officer and a Chief Financial Officer or similar such titles; and

•

Article IV, Section 3 of the Amended By-Laws provides that the Chief Operating Officer shall be responsible for daily supervision of all business units of the Company, and such other responsibilities as may be assigned from time to time by the Chief Executive Officer, including the power to execute contracts and other documents on behalf of the Company, except as to those matters as may be specifically reserved to the Board of Directors or the Chief Executive Officer by resolution adopted from time to time by the Board of Directors.

The foregoing summary descriptions of the Amended By-Laws do not purport to be complete and are qualified in their entirety by reference to the Amended By-Laws, attached hereto as Exhibit 3.1 to this Current Report on Form 8-K and are incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

3.1	Amended and Restated By-Laws of Lee Enterprises, Incorporated, effective May 2, 2013

10.1	Note Agreement dated as of May 1, 2013 by and among St. Louis Post-Dispatch LLC, Pulitzer Inc. and BH Finance LLC

10.2	Subsidiary Guaranty Agreement dated as of May 1, 2013 by and among certain Subsidiaries of Pulitzer Inc. in favor of BH Finance LLC

10.3	Security Agreement dated as of May 1, 2013 by and among Pulitzer Inc., St. Louis Post-Dispatch LLC, and certain Subsidiaries of Pulitzer Inc., and The Bank of New York Mellon Trust Company, N.A., as Collateral Agent

10.4	Pledge Agreement dated as of May 1, 2013 by and among Pulitzer Inc., St. Louis Post-Dispatch LLC, Pulitzer Newspapers, Inc., Pulitzer Technologies, Inc., Star Publishing Company and The Bank of New York Mellon Trust Company, N.A., as Collateral Agent

10.5	First Amendment to Credit Agreement dated as of May 1, 2013 (a/k/a the Exit Credit Agreement) by and among Lee Enterprises, Incorporated, the Lenders from time to time party thereto and Deutsche Bank Trust Company Americas, as Administrative Agent and Collateral Agent

10.6	First Amendment to Credit Agreement dated as of May 1, 2013 (a/k/a Second Lien Loan Agreement) by and among Lee Enterprises, Incorporated, the Lenders from time to time party thereto and Wilmington Trust, National Association, as Administrative Agent and Collateral Agent

10.7	First Amendment to Intercreditor Agreement dated as of May 1, 2013 by and among The Bank of New York Mellon Trust Company, N.A., as Collateral Agent, Wilmington Trust, National Association, as Collateral Agent, St. Louis Post-Dispatch LLC, Pulitzer Inc., and each of the other Loan Parties.

99.1	News Release of Lee Enterprises, Incorporated dated May 2, 2013

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

LEE ENTERPRISES, INCORPORATED

Date: May 7, 2013	By:	/s/ Carl G. Schmidt
Carl G. Schmidt
Vice President, Chief Financial Officer,
and Treasurer